News Release

Amkor Technology Reports Financial Results for the Second Quarter 2016

Second Quarter Highlights

•	Net sales $917 million, 5.6% sequential growth

•	Gross margin 14.3%, reflecting 150 basis points of Japan earthquake costs

•	Net income $5 million, earnings per diluted share $0.02 and EBITDA $168 million

•	Strong Android smartphone demand

•	Accelerated recovery from Japan earthquakes

TEMPE, Ariz. - August 1, 2016 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2016.

"Second quarter results were above the high end of our guidance," said Steve Kelley, Amkor's president and chief executive officer. "Strong Android smartphone demand and a quicker recovery at our earthquake-damaged Kumamoto factory were the key drivers of our financial performance for the quarter. Our growth in sequential sales also drove an 8.1% improvement in EBITDA.”

Results	Q2 2016	Q1 2016	Q2 2015
	($ in millions, except per share data)
Net sales	$917	$869	$737
Gross margin	14.3%	14.1%	15.6%
Net income (loss)	$5	($1)	$7
Earnings per diluted share	$0.02	$—	$0.03
EBITDA*	$168	$155	$160

*EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

“We incurred approximately $13 million of incremental earthquake costs that reduced gross margin by 150 basis points and earnings per diluted share by $0.04,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “Taking into account insurance payments anticipated later this year, we expect the net impact of the Japan earthquakes on our full year 2016 results to be minimal."

Business Outlook

"Looking ahead to Q3, we expect that revenues will increase around 15% sequentially, driven by the launch of mobile devices across multiple tiers. We expect robust growth in advanced SiP, Greater China and automotive," said Kelley.

Third quarter 2016 outlook (unless otherwise noted):

•	Net sales of $1.01 billion to $1.09 billion, up 10% to 19% from the prior quarter

•	Gross margin of 16% to 20%

•	Net income of $29 million to $65 million, or $0.12 to $0.28 per share

•	Full year 2016 capital expenditures of around $650 million, unchanged from our previous forecast

Revision to Previously Reported Financial Information

In the second quarter of 2016, during our post-acquisition integration of J-Devices, we identified an error in the provision for income taxes in the financial statements for J-Devices for the periods beginning in 2012 through the fourth quarter of 2015.  During those periods we did not control J-Devices and, accordingly, we accounted for our investment in J-Devices using the equity method. As a result of the J-Devices error, our equity in earnings of J-Devices was overstated by the cumulative amount of $8.0 million.  We believe that the error is not material to Amkor for the periods impacted and have elected to revise our previously issued consolidated financial statements in our upcoming filings to correct prior periods. We have also recorded the impact of the revision in our purchase accounting for the acquisition of J-Devices on December 30, 2015.  Periods presented herein are based on the revised financial results for the three and six months ended June 30, 2015.  Please refer to the supplementary slides posted on our Investor Relations website for revised historical financial information.

Conference Call Information

Amkor will conduct a conference call on Monday, August 1, 2016, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 50569304). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operating base includes more than 8 million square feet of floor space, with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2016	Q1 2016	Q2 2015*
Net Sales Data:
Net sales (in millions):
Advanced products**	$394	$356	$362
Mainstream products***	523	513	375
Total net sales	$917	$869	$737

Packaging services	83%	82%	85%
Test services	17%	18%	15%

Net sales from top ten customers	67%	67%	62%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	44%	42%	56%
Automotive and industrial (infotainment, safety, performance, comfort)	25%	25%	12%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	14%	16%	12%
Networking (servers, routers, switches)	11%	10%	11%
Computing (PCs, hard disk drives, printers, peripherals, servers)	6%	7%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.7%	37.5%	37.2%
Labor	16.0%	16.2%	15.7%
Other manufacturing	32.0%	32.2%	31.5%
Gross margin	14.3%	14.1%	15.6%

*The data for 2015 does not include the results from J-Devices
**Advanced products include flip chip and wafer-level processing and related test services
***Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q2 2016	Q1 2016	Q2 2015
	(in millions)
EBITDA Data:
Net income attributable to Amkor	$5	$(1)	$7
Plus: Interest expense	22	17	24
Plus: Income tax expense	3	2	5
Plus: Depreciation & amortization	138	137	124
EBITDA	$168	$155	$160

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net sales	$917,326	$736,722	$1,786,008	$1,479,597
Cost of sales	785,720	621,624	1,531,518	1,229,552
Gross profit	131,606	115,098	254,490	250,045
Selling, general and administrative	70,896	56,435	144,531	119,377
Research and development	30,168	20,020	57,323	38,046
Total operating expenses	101,064	76,455	201,854	157,423
Operating income	30,542	38,643	52,636	92,622
Interest expense	20,816	22,845	37,008	46,622
Interest expense, related party	1,242	1,242	2,484	2,484
Other (income) expense, net	(242)	7,290	2,950	6,792
Total other expense, net	21,816	31,377	42,442	55,898
Income before taxes and equity in earnings of unconsolidated affiliate	8,726	7,266	10,194	36,724
Income tax expense	3,360	4,631	5,233	10,630
Income before equity in earnings of unconsolidated affiliate	5,366	2,635	4,961	26,094
Equity in earnings of J-Devices	—	5,315	—	9,370
Net income	5,366	7,950	4,961	35,464
Net income attributable to non-controlling interests	(653)	(623)	(1,123)	(1,539)
Net income attributable to Amkor	$4,713	$7,327	$3,838	$33,925

Net income attributable to Amkor per common share:
Basic	$0.02	$0.03	$0.02	$0.14
Diluted	$0.02	$0.03	$0.02	$0.14

Shares used in computing per common share amounts:
Basic	237,090	236,840	237,058	236,774
Diluted	237,434	237,321	237,297	237,366

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2016	December 31, 2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$499,320	$523,172
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	579,794	526,143
Inventories	251,627	238,205
Other current assets	29,786	27,960
Total current assets	1,362,527	1,317,480
Property, plant and equipment, net	2,625,123	2,579,017
Goodwill	27,417	23,409
Restricted cash	2,320	2,176
Other assets	103,461	104,346
Total assets	$4,120,848	$4,026,428

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$96,215	$76,770
Trade accounts payable	465,113	434,222
Capital expenditures payable	174,758	242,980
Accrued expenses	300,758	264,212
Total current liabilities	1,036,844	1,018,184
Long-term debt	1,465,504	1,435,269
Long-term debt, related party	75,000	75,000
Pension and severance obligations	180,608	167,197
Other non-current liabilities	92,892	113,242
Total liabilities	2,850,848	2,808,892

Stockholders’ equity:
Preferred stock	—	—
Common stock	283	283
Additional paid-in capital	1,885,278	1,883,592
Accumulated deficit	(463,909)	(467,747)
Accumulated other comprehensive income (loss)	44,241	(2,084)
Treasury stock	(213,996)	(213,758)
Total Amkor stockholders’ equity	1,251,897	1,200,286
Non-controlling interests in subsidiaries	18,103	17,250
Total equity	1,270,000	1,217,536
Total liabilities and equity	$4,120,848	$4,026,428

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income	$4,961	$35,464
Depreciation and amortization	275,241	248,716
Loss on debt retirement	—	2,530
Other operating activities and non-cash items	(6,177)	(9,745)
Changes in assets and liabilities	(826)	(48,684)
Net cash provided by operating activities	273,199	228,281

Cash flows from investing activities:
Payments for property, plant and equipment	(355,974)	(194,360)
Proceeds from sale of property, plant and equipment	593	4,069
Cash received on sale of subsidiary to J-Devices, net	—	8,355
Investment in J-Devices	—	(12,908)
Other investing activities	(974)	(1,315)
Net cash used in investing activities	(356,355)	(196,159)

Cash flows from financing activities:
Borrowings under revolving credit facilities	115,000	180,000
Payments under revolving credit facilities	(100,000)	(30,000)
Borrowings under short-term debt	24,630	—
Payments of short-term debt	(23,035)	—
Proceeds from issuance of long-term debt	34,000	340,000
Payments of long-term debt	(8,582)	(530,000)
Payments for debt issuance costs	(156)	—
Payments for capital lease obligations	(887)	—
Proceeds from the issuance of stock through share-based compensation plans	60	656
Payments of tax withholding for restricted shares	(238)	(427)
Payments of subsidiary dividends to non-controlling interests	(270)	—
Net cash provided by (used in) financing activities	40,522	(39,771)

Effect of exchange rate fluctuations on cash and cash equivalents	18,782	—

Net decrease in cash and cash equivalents	(23,852)	(7,649)
Cash and cash equivalents, beginning of period	523,172	449,946
Cash and cash equivalents, end of period	$499,320	$442,297

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the impact from the recent earthquakes in Japan and all of the other statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that the actual costs and financial impact from the recent earthquakes in Japan will be consistent with our current expectations, for example due to delays or shortfalls in insurance payments;

•
there can be no assurance that we will achieve our major growth objectives, including transitioning second wave customers to advanced packages, expanding our sales to customers in Greater China and increasing our share of the automotive market;

•
there can be no assurance regarding when our new K5 facility in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in or changes in interpretation of U.S. or foreign tax law, changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, military conflict and natural disasters such as the recent earthquakes in Japan;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs, including any disruptions in the supply chain resulting from the recent earthquakes in Japan;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.